Exhibit 99.1

China Armco Metals Provides Financial Outlook for 2010

Sees Strong Growth in 2010 for both Scrap Metal Recycling and Ore Distribution Businesses

SAN MATEO, CA--(MARKET WIRE)—April 1, 2010 -- China Armco Metals, Inc. (AMEX CNAM - News),  a distributor of imported metal ore and growing scrap metal recycler, today announced its financial outlook for its 2010 year ending December 31, 2010.

As a result of continued strong demand in its distribution business coupled with the anticipated ramp up in production at its newly operational scrap metal recycling facility, management sees a significant improvement in operating performance resulting in revenues for the full year of 2010 exceeding $220 million with net income exceeding $12 million.  Managements sees its metal recycling operations being the largest driver of that growth beginning in the second quarter of 2010 and progressively accelerating in the second half of 2010.  Management believes overall performance from its distribution business will also benefit from its recent sourcing contract of Brazilian manganese ore for distribution in China.

Kexuan Yao, China Armco’s Chairman and CEO stated “We see the positive momentum in our distribution business continuing in 2010 as we look to expand our sourcing capabilities.  Additionally, as we commence operations at our scrap metal recycling facility we see record operational performance beginning in the second quarter being sustainable for the foreseeable future.  We look forward to delivering exceptional performance in 2010 for our company and its shareholders.”

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout the PRC and has entered the recycling business with the recent launch of operations of a 1-million ton per year shredder and recycler of metals located on 32 acres of land acquired by China Armco.  China Armco maintains customers throughout China which includes the fastest growing steel producing mills and foundries in the PRC. Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, and the Philippines. China Armco's product lines include ferrous and non-ferrous ore, iron ore, chrome ore, nickel ore, magnesium, copper ore, manganese ore and steel billet. The recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year which will position China Armco as one of the 10 largest recyclers of scrap metal in China. China Armco estimates the recycled metal market as 70 million metric tons.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.

Contact:

Gary Liu
U.S. Representative
954.363.7333 ext. 318